UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	On June 5, 2025, Innodata Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected all four of the Company’s nominees for director; (2) approved the appointment of BDO India LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2025; and (3) approved on a non-binding, advisory basis the compensation of the Company’s named executive officers.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 25, 2025 were voted upon with the results indicated below:

Proposal #1 - Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	11,865,255	206,913	6,897,667
Louise C. Forlenza	10,751,834	1,320,334	6,897,667
Stewart R. Massey	10,141,752	1,930,416	6,897,667
Nauman (Nick) Toor	11,191,886	880,282	6,897,667

Proposal #2 - Ratification of the selection and appointment of BDO India LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025:

For	Against	Abstain
18,653,874	275,198	40,763

Proposal #3 - Approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
11,384,023	593,719	94,426	6,897,667

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: June 6, 2025	By:	/s/ Amy R. Agress
Amy R. Agress
Senior Vice President and General Counsel